EXHIBIT 10.2

AMENDMENT NO. 1 TO THE

2002 EQUITY PARTICIPATION PLAN

OF PRICESMART, INC.

This Amendment No. 1 to the 2002 Equity Participation Plan of PriceSmart, Inc. (the “Plan”), is effective as of July 16, 2019.

1.    A new Section 1.41 is hereby added to the Plan:

“1.41    Disability.  The term “disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a “disability” if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition. Any determination of “disability” under this Plan shall be made by the Committee.”

2.    Section 5.3(a) of the Plan is hereby amended by adding the following sentence at the end of the Section:

“The Option shall vest in full upon the Optionee’s death or upon a Termination of Employment or Termination of Consultancy that occurs as a result of the Optionee’s disability, so long as the Optionee (i) received the Option in his or her capacity as an Employee or consultant, and (ii) was in good standing as of the date of the Termination of Employment or Termination of Consultancy and was employed by or providing services to the Company or a Subsidiary for at least one year prior to the date of the Termination of Employment or Termination of Consultancy.”

3.    Section 7.4 of the Plan is hereby amended by deleting the last sentence of the Section and replacing it with the following:

“If no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder’s rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon a  Termination of

Consultancy with the Company; provided,  however, that (a) the rights shall not lapse upon the Restricted Stockholder’s death, or a  Termination of Employment or a Termination of Consultancy due to the Restricted Stockholder’s disability, so long as the Restricted Stockholder (i) received the Restricted Stock in his or her capacity as an Employee or consultant, and (ii) was in good standing as of the date of the Termination of Employment or Termination of Consultancy and was employed by or providing services to the Company or a Subsidiary for at least one year prior to the date of the Termination of Employment or Termination of Consultancy; (b) the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and (c) except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any Change in Control of the Company or because of the Restricted Stockholder’s retirement, or otherwise.”

4.    Section 7.5 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 7.5 Repurchase of Restricted Stock.  The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided,  however, that (a) no such right of repurchase shall exist in the event of the Restricted Stockholder’s death or a  Termination of Employment or a Termination of Consultancy due to the Restricted Stockholder’s disability, so long as the Restricted Stockholder (i) received the Restricted Stock in his or her capacity as an Employee or consultant, and (ii) was in good standing as of the date of the Termination of Employment or Termination of Consultancy and was employed by or providing services to the Company or a Subsidiary for at least one year prior to the date of the Termination of Employment or Termination of Consultancy; (b) the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and (c) except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Restricted Stockholder’s retirement, or otherwise.”

5.    Section 8.8 of the Plan is hereby amended is hereby amended by deleting it in its entirety and replacing it with the following:

“8.8 Exercise Upon Termination of Employment or Termination of Consultancy.      A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee or consultant; provided,  however, that (a) the Committee in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; (b) except with respect to Performance Awards granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that the Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a Change in Control of the Company because of the Grantee’s retirement, or otherwise; and (c) the Performance Awards shall be exercisable or paid following a Termination of Employment or a Termination of Consultancy of the Grantee because of the Grantee’s death or disability, so long as the Grantee (i) received the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment in his or her capacity as an Employee or consultant, and (ii) was in good standing as of the date of the Termination of Employment or Termination of Consultancy and was employed by or providing services to the Company or a Subsidiary for at least one year prior to the date of the Termination of Employment or Termination of Consultancy; provided,  however, that this sub-section (c) shall not be given any effect if doing so would result in the imposition of any excise tax under Section 409A of the Code.”

6.    Section 9.3(a) of the Plan is hereby amended by deleting the last sentence of the Section and replacing it with the following:

“An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that (i) the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Grantee’s retirement, or otherwise, and (ii) the ISAR shall be exercisable subsequent to

Termination of Employment or Termination of Consultancy because of the Grantee’s death or disability, so long as the Grantee (i) received the ISAR in his or her capacity as an Employee or consultant, and (ii) was in good standing as of the date of the Termination of Employment or Termination of Consultancy and was employed by or providing services to the Company or a Subsidiary for at least one year prior to the date of the Termination of Employment or Termination of Consultancy; provided,  however, that this clause (ii) shall not be given any effect if doing so would result in the imposition of any excise tax under Section 409A of the Code.”

7.    Except as expressly amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive Vice President, General Counsel and Secretary of PriceSmart, Inc. has duly executed this Amendment No. 1 to be effective as of July 16, 2019.

PRICESMART, INC.

By:	/s/ FRANCISCO VELASCO
Name:	Francisco Velasco
Title:	Executive Vice President, General Counsel and Secretary

[Amendment No. 1 to 2002 Equity Participation Plan]